Cancer Therapeutics, Inc.
                                                         210 West Hansell Street
                                                           Thomasville, GA 31792
                                                                  (229) 403-1282

                                  July 5, 2004

Sent Via First-Class Mail
Michael Low
22121 Rosecrans Ave. Suite 2340
El Segundo, CA 90245

                  Re: CTI- Offer to Join the Board of Directors

Dear Mr. Low:

     The purpose of this letter is to formally extend an offer to you to become a member of the Board of Directors of Cancer Therapeutics, Inc. (CTI). As you can understand, we are rather excited and optimistic about the future prospects of CTI because of the strategic direction that has been charted by our current management team. You are an essential part of this team that we have been assembling over the past few years to lead CTI into its next phase of growth.

     We believe that your considerable experience and industry contacts will be a superior benefit to the company. Accordingly, we propose that you undertake the following commitment:

        1. Fulfill the role as corporate secretary;
        2. Assist CTI in developing a strategic  plan to  expand  nationwide;
        3. Assist  with the  overall development  and mission of CTI; and
        4. Become an active member of the board of directors.

In exchange for your commitment above, we will provide to you the following:

        1. Regular briefings on developments within CTI; and
        2. Reimbursement of pre-approved expenses incurred on the company's behalf, such as travel and lodging for meetings, etc.

     I look forward to discussing this matter with you further, as well as addressing any specific questions you may have.

                                        Yours sincerely,


                                        /s/Robert K. Oldham
                                        _____________________
                                        Robert K. Oldham
                                        CEO

Agreed to and Accepted
This 7th day of July 2004.

/s/Michael Low
_________________________________
Mr. Michael Low